UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

HARROW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1A Burton Hills Blvd., Suite 200
Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 24, 2026, Harrow, Inc. (the “Company”) issued a press release announcing the pricing of its offering of $50.0 million aggregate principal amount of additional 8.625% Senior Notes due 2030 (the “New Notes”) in a private offering (the “Offering”) to persons reasonably believed to be “qualified institutional buyers” in the United States, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act. The New Notes will be issued as additional notes under the same indenture governing the $250,000,000 aggregate principal amount of 8.625% Senior Notes due 2030 that were issued by the Company on September 12, 2025 (the “Existing Notes”), will be treated as a single series with the Existing Notes and will have the same terms as the Existing Notes other than with respect to the date of issuance and the issue price.

A copy of the press release with respect to the pricing of the Offering is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell, a solicitation of an offer to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer or solicitation will be made only by means of a confidential offering memorandum.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Harrow, Inc., dated as of March 24, 2026, announcing pricing of the Offering

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW, INC.

Dated: March 24, 2026	By:	/s/ Andrew R. Boll
Andrew R. Boll
President and Chief Financial Officer